Exhibit 99.1

Ferrellgas, L.P. and Ferrellgas Finance Corp. Announce Completion of Exchange Offer

for $500 Million of Senior Notes Due 2021

OVERLAND PARK, Kan., July 7, 2011 — Ferrellgas, L.P., and Ferrellgas Finance Corp., a wholly-owned subsidiary of Ferrellgas, L.P., today announced the completion of their offer to exchange $500 million principal amount of their 6.50% Senior Notes due 2021, which have been registered under the Securities Act of 1933, as amended, for a like principal amount of their outstanding and unregistered 6.50% Senior Notes due 2021, which were issued on November 24, 2010 in a private placement.

The exchange offer expired at 5:00 p.m., New York City time, on July 6, 2011.  A total of $500 million (100%) of the notes were validly tendered and accepted for exchange.

This exchange offer was performed pursuant to the registration rights agreement signed as part of the financing transaction completed in November 2010 and does not represent a new financing transaction.

Contact:

Tom Colvin, Investor Relations, 913-661-1530

Jim Saladin, Media Relations, 913-661-1833